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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-65806) pertaining to the First Republic Bancorp Inc. 1985 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-58978) pertaining to the First Republic Bancorp Inc. Employee Stock Purchase Plan and in the Registration Statement (Form S-3 No. 33-66336) and related Prospectus pertaining to the Subordinated Debentures Due 2009 of our report dated January 25, 1994, relating to the Consolidated Balance Sheet of First Republic Bancorp Inc. and subsidiaries as of December 31, 1993 and 1992, and the related Consolidated Statements of Income, Stockholders' Equity and Cash Flows for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993 Annual Report of First Republic Bancorp Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1993.

                                          KPMG Peat Marwick

San Francisco, California March 29, 1994